Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-14926) of Chesapeake Corporation of our report dated June 7, 2007 relating to the financial statement of the Salaried Employees' Stock Purchase Plan, which appears in this Form 11-K.

/s/PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Richmond, Virginia
May 7, 2009